Exhibit 5.3

GLJ	Petroleum Consultants

Principal Officers:

Harry Jung, P. Eng.

    President, C.E.O.

Dana B. Laustsen, P. Eng.

    Executive V.P., C.O.O.

Keith M. Braaten, P. Eng.

    Executive V.P.

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Jodi L. Anhorn, P. Eng.

Neil I. Dell, P. Eng.

David G. Harris, P. Geol.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

John H. Stilling, P. Eng.

Douglas R. Sutton, P. Eng.

James H. Willmon, P. Eng.

May 30, 2008

Mr. Todd Takeyasu

Executive Vice-President and Chief Financial Officer

Penn West Energy Trust

Suite 2200, 425-1st Street S.W.

Calgary AB T2P 3L8

Dear Sir:

Re:          Consent of Independent Petroleum Engineers

We hereby consent to the use and reference to our name and reports, and the information derived from our reports evaluating the crude oil, natural gas and natural gas liquids reserves and the net present value of future net revenue attributable to certain of Penn West Energy Trust’s oil and natural gas assets effective as at December 31, 2007, as described or incorporated by reference in Penn West Energy Trust’s Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Sincerely,

GLJ PETROLEUM CONSULTANTS LTD.

“ORIGINALLY SIGNED BY”

Dana B. Laustsen, P. Eng.
Executive Vice-President

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com